                                                                Exhibit 23.4



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference of our firm under the caption "Expert" and to the use of our reports dated May 7, 1999 and February 15, 1999, respectively for the Financial Statements of Windsong, Inc. at December 31, 1996, December 31, 1998 and 1997, in the Pre-Effective Amendment No. 1 to Registration Statement (Form S-1 -- No. 333-74439) and related prospectus of The Pietrafesa Corporation for the registration of 000,000 shares of its common stock.





                                       /s/ Weissbarth, Altman & Michaelson LLP
                                       ---------------------------------------






New York, New York
May 25, 1999